UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant or, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Glossary
APS — Arizona Public Service Company, a subsidiary of the Company
APSES — APS Energy Services Company, Inc., a subsidiary of the Company
Company — Pinnacle West Capital Corporation
El Dorado — El Dorado Investment Company, a subsidiary of the Company
Palo Verde — Palo Verde Nuclear Generating Station
Pinnacle West — Pinnacle West Capital Corporation, the Company
SunCor — SunCor Development Company, a subsidiary of the Company

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Pinnacle West Facility
     On December 9, 2005, Pinnacle West entered into an amended and restated unsecured revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent, Union Bank of California, N.A., as syndication agent, Citibank, N.A., KeyBank National Association, and Mizuho Corporate Bank, Ltd., as co-documentation agents, and the lender parties thereto, allowing Pinnacle West to borrow, repay and reborrow, from time to time, up to $300 million on or prior to December 9, 2010. Pinnacle West may request an increase in the amount of the facility up to a maximum facility of $400 million upon the satisfaction of certain conditions. Pinnacle West also has the option to request that the facility be extended for up to two additional one-year periods. The facility replaces Pinnacle West’s prior $300 million revolver with JPMorgan Chase Bank, as administrative agent, which would have expired on October 19, 2007. Pinnacle West will use the facility for general corporate purposes, including commercial paper backup. Up to $100 million of the facility can be used for letters of credit. Five letters of credit, totaling approximately $11 million, are currently outstanding under the facility.
     Pinnacle West must repay borrowings under the facility by December 9, 2010 unless extended or accelerated as described below. Pinnacle West must pay interest and fees from time to time based on Pinnacle West’s then-current senior unsecured debt credit ratings.
     Borrowings under the facility are conditioned on Pinnacle West’s ability to make certain representations except for representations concerning no material adverse change, litigation and environmental matters. The facility includes customary covenants, including requirements that Pinnacle West maintain ownership of a specified percentage of the outstanding capital stock of APS, maintain a maximum consolidated debt-to-capitalization ratio and comply with a negative lien provision. The facility includes customary events of default, including a cross default provision and a change of control provision. If an event of default occurs, lenders holding a specified percentage of the commitments, or the administrative agent with such lenders’ consent, may terminate the obligations of the lenders to make loans under the facility and the obligations of the issuing banks to issue letters of credit, and/or may declare the obligations outstanding under the facility to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.
     Pinnacle West and its affiliates maintain normal banking and other relationships with the agents and other lenders in the facility.
APS Facility
     Also, on December 9, 2005, APS entered into an amended and restated unsecured revolving credit facility with Citigroup Global Markets Inc. and KeyBank National Association, as joint lead arrangers, KeyBank National Association, as syndication agent and issuing bank, JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, Ltd. and Union Bank of California, N.A., as documentation agents, Citibank, N.A. as administrative agent, and the lender parties thereto, allowing APS to borrow, repay and reborrow, from time to time, up to $400 million on or prior to December 9, 2010. APS may increase the amount of the facility up to a maximum facility of $500 million upon the satisfaction of certain conditions. APS also has the option to request that the facility be extended for up to two additional one-year periods. The facility replaces APS’ prior $325 million revolver with Citibank, N.A., as administrative agent, which would have expired on May 21, 2007. APS will use the facility for general corporate purposes, including commercial paper backup. Up to $100 million of the facility can be used for letters of credit. Two letters of credit totaling approximately $5 million are currently outstanding under the facility.
     APS must repay borrowings under the facility by December 9, 2010 unless extended or accelerated as described below. APS must pay interest and fees from time to time based on APS’ then-current senior unsecured debt credit ratings.
     Borrowings under the facility are conditioned on APS’ ability to make certain representations except for representations concerning no material adverse change and litigation. The facility includes customary covenants, including that APS maintain a maximum consolidated debt-to-capitalization ratio and comply with a negative lien provision. The facility also includes customary events of default, including a cross default provision and a change of control provision relating to Pinnacle West. If an event of default occurs, lenders holding a specified percentage of the commitments, or the administrative agent with such lenders’ consent, may terminate the obligations of the lenders to make loans under the facility and the obligations of the issuing banks to issue letters of credit, and/or may declare the obligations outstanding under the facility to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default relating to APS.
     APS and its affiliates maintain normal banking and other relationships with the agents and other lenders in the facility.
Item 1.01. Entry Into A Material Definitive Agreement.
     The following disclosure describes certain ordinary course executive and director compensation actions.
2006 Incentive Plans
     On December 13, 2005, the Human Resources Committee (the “Committee”) of the Company’s Board of Directors approved the 2006 Chairman and CEO Variable Incentive Plan (the “CEO Incentive Plan”). The Company’s Chairman of the Board and CEO, William J. Post, is eligible to receive an incentive award under the CEO Incentive Plan. Incentive award funding under the CEO Incentive Plan is triggered by the attainment of specified 2006 Company earnings. The amount of the award to Mr. Post is in the sole discretion of the Committee. Accordingly, the Committee may consider factors other than 2006 Company earnings to measure Mr. Post’s performance.
     On December 14, 2005, the Company’s Board of Directors, acting on the recommendation of the Committee, approved the 2006 Officer Variable Incentive Plan (the “Officer Incentive Plan”). Each of the Company’s officers, as well as the officers of APS, are eligible to participate in the Officer Incentive Plan, including the following four most highly-compensated current executive officers (excluding the CEO) named in the Company’s proxy statement relating to its May 18, 2005 annual meeting: Jack E. Davis, President and Chief Operating Officer of the Company; Donald E. Brandt, Executive Vice President and Chief Financial Officer of the Company; James M. Levine, Executive

Vice President, Generation of APS; and Steven M. Wheeler, Executive Vice President, Customer Service and Regulation of APS (the “Named Executive Officers”).
     The Officer Incentive Plan is composed of two components, one of which is based on the Company’s 2006 earnings and the other on the achievement of specified business unit results. Once a specified earnings threshold is met, the achievement of the level of earnings and business unit results generally determines what award, if any, the officer receives. However, the amount of the award, if any, to each officer under the Officer Incentive Plan is in the sole discretion of the Committee. Accordingly, the Committee may consider factors other than Company earnings and the achievement of business unit results to measure performance, including input from the CEO about each officer’s 2006 achievements.
     Subject to the foregoing, award opportunities (expressed as a percentage of the officer’s base salary) for the Chairman and CEO and the Named Executive Officers will be based on the following performance measures (weighted according to the indicated percentages):

Officer	Performance Measure(s)	Award Opportunity
William J. Post	Company Earnings	Threshold (63%) Midpoint (125%) Maximum (200%)

Jack E. Davis	Company Earnings	Threshold (37.5%) Midpoint (75%) Maximum (150%)

James M. Levine	- Company Earnings (50%)
- Fossil Business Unit Results
(Preventable Recordable Injuries; Coal Production Cost; Gas and Coal Units’ Annual Equivalent Availability Factor; Coal Units’ Capacity Factor; O&M and Capital Costs; and Environmental) (25%)
	- Palo Verde Business Unit Results (Nuclear Safety; Preventable Recordable Injuries; Human Performance Events; Plant Improvement Plan Performances; Nuclear Capacity Factor; Equipment Reliability; and O&M and Capital Costs) (25%)	- Company Earnings: Threshold (0%) Midpoint (25%) Maximum (50%) - Business Unit Results (up to 50%)

Officer	Performance Measure(s)	Award Opportunity
Steven M. Wheeler	- Company Earnings (50%) - Delivery Unit Results (Preventable Recordable Injuries; Customer Outcome Satisfaction; Business Performance Trends; Customer Reliability; and Environmental Incidents) (50%)	- Company Earnings: Threshold (0%) Midpoint (25%) Maximum (50%) - Delivery Business Unit Results (up to 50%)

Donald E. Brandt	- Company Earnings (50%)
- Shared Services Business Unit
	Results (Combined Fossil Business Unit, Palo Verde Business Unit, and Delivery Business Unit Performance; Meeting or Exceeding Budget Targets; and Preventable Recordable Injuries) (50%)	- Company Earnings: Threshold (0%) Midpoint (25%) Maximum (50%) - Shared Services Business Unit Results (up to 50%)
     Award opportunities for other executive vice presidents and senior vice presidents are up to 100% of base salary (up to 50% based on Company earnings and up to 50% based on the achievement of business unit results). Award opportunities for other officers are up to 70% of base salary (up to 35% based on Company earnings and up to 35% based on the achievement of business unit results).
Payment to Certain Named Executive Officers in Lieu of Equity Grants
     Mr. Levine’s employment agreement provides that the Committee is to consider an annual equity grant to Mr. Levine. On December 14, 2005, the Company’s Board of Directors, acting on the recommendation of the Committee and consistent with the intent of Mr. Levine’s agreement, approved a cash payment of equivalent value to Mr. Levine ($86,420) in lieu of Mr. Levine receiving the annual grant during 2005. The Board of Directors, also acting on the recommendation of the Committee, approved an identical cash payment to Mr. Davis.
Base Salary of Certain Named Executive Officers
     On December 14, 2005, the Company’s Board of Directors, acting on the recommendation of the Committee, increased Mr. Wheeler’s base salary to $400,000 and Mr. Brandt’s base salary to $450,000.
Non-Employee Director Compensation
     On December 14, 2005, the Company’s Board of Directors, acting on the recommendation of the Committee, approved changes to the compensation arrangements for the Company’s non-employee directors, effective January 1, 2006 (employee directors receive no compensation for their Board service). The Committee acted upon recommendations of an outside compensation consultant directly retained by the Committee. The increased director compensation is designed to compensate the Company’s directors at the median level. The compensation of the Company’s directors was last changed on July 1, 2003. The following chart details the compensation arrangements of the Company’s non-employee directors:

Compensation
Compensation Element	(Effective January 1, 2006)
Annual Retainer Fee	$30,000 *
Annual Retainer Fee for Audit Committee Chair	$15,000
Annual Retainer Fee for Human Resources Committee Chair	$7,500
Annual Retainer Fee for Other Committee Chairs	$5,000
Board Meeting Fee	$1,500 per meeting*
Committee Meeting Fee	$1,500 per meeting*
Annual Fee for Board Liaison to APS Nuclear Oversight Committee	$20,000 per year*
Annual Stock Grant on July 1(Requires Minimum Director Stock Ownership)	1, 100 shares

*No change from prior compensation
In addition, the Company will continue to reimburse certain expenses related to service on the Board, including fees and expenses for director education programs and expenses for the members and their spouses in connection with the Board member’s attendance at Board meetings.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On December 14, 2005, the Company’s Board of Directors amended the Company’s Bylaws to authorize the Company to issue uncertificated shares. A copy of the amended Bylaws is attached to this Form 8-K as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit
No.	Registrant	Description
3.1	Pinnacle West APS	Pinnacle West Capital Corporation Bylaws, amended as of December 14, 2005

10.1	Pinnacle West APS	Performance Share Agreement under the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: December 15, 2005	By:	/s/ Barbara M. Gomez

Barbara M. Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)

Dated: December 15, 2005	By:	/s/ Barbara M. Gomez

Barbara M. Gomez
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
No.	Registrant	Description
3.1	Pinnacle West APS	Pinnacle West Capital Corporation Bylaws, amended as of December 14, 2005

10.1	Pinnacle West APS	Performance Share Agreement under the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan